EXHIBIT 99.1

Horizon Space Acquisition II Corp. Announces Pricing of $60 Million Initial Public Offering

Thursday, 14 November 2024 08:00 PM

NEW YORK, NY / ACCESSWIRE / November 14, 2024 / Horizon Space Acquisition II Corp. (the "Company"), a blank check company incorporated in the Cayman Islands as an exempted company with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, today announced the pricing of its initial public offering of 6,000,000 units at an offering price of $10.00 per unit, with each unit consisting of one ordinary share and one right. Each right entitles the holder to receive one-tenth (1/10) of one ordinary share upon consummation of the Company's initial business combination. The units are expected to trade on the Nasdaq Global Market ("Nasdaq") under the ticker symbol "HSPTU" beginning on November 15, 2024. Once the securities comprising the units begin separate trading, the ordinary shares and rights will be traded on Nasdaq under the symbols "HSPT" and "HSPTR," respectively.

Maxim Group LLC is acting as the sole book-running manager for the offering.

The Company has granted the underwriter a 45-day option to purchase up to 900,000 additional units at the initial public offering price less the underwriting discount to cover over-allotments, if any. The offering is expected to close on November 18, 2024, subject to customary closing conditions.

A registration statement on Form S-1 (File No. 333-282758) (the "Registration Statement") relating to the securities to be sold in the initial public offering, as amended, was declared effective by the U.S. Securities and Exchange Commission (the "SEC") on November 12, 2024. The offering is being made only by means of a prospectus. When available, copies of the prospectus relating to this offering may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Syndicate Department, by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com, or by accessing the SEC's website, www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.=

About Horizon Space Acquisition II Corp.

Horizon Space Acquisition II Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Horizon Space Acquisition II Corp. intends to focus on prospective target business that is not limited to a particular industry or geographic region. Because of the Company's significant ties to China, it may pursue opportunities in China (including Hong Kong and Macau).

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Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including with respect to the expected closing of the Company's initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related preliminary prospectus filed in connection with the initial public offering with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact Information

Mingyu (Michael) Li

Chief Executive Officer

Tel: (646) 257-5537

Email: mlee@horizonspace.cc

SOURCE: Horizon Space Acquisition II Corp.

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